UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 1, 2023

Commission file # 333-219148

VIVIC CORP.

 (Exact name of registrant as specified in its charter)

Nevada	7999	98-1353606
State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

187 E. Warm Springs Road,

Suite B450

Las Vegas, Nevada 89119

Tel: 702-899-0818

(Address and telephone number of registrant's executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2023, in a Special Meeting of the Board of Directors of Vivic Corp, ("Company"), the board approved and made effect the following changes to the positions of the Board of Directors of the Company:

(1)Yu-Han Chen resigned from the position of Board Director.

(2)Chuen-Huei Lee became the new Board Director to fulfill the vacancy of the Board.

Mr. Chuen-Huei Lee focuses on investment and general management in electronics, biotechnology, green, smart manufacturing, leisure and tourism industries, and has more than 25 years of profound experience in management, finance and accounting, strategy, corporate governance and ESG investing. He served as chief financial officer of Bio-Bridge Science in Chicago, and a board advisor to SES, headquartered in Houston and a NASDAQ company. He also was a managing director of Tianrun International Holding Group and was responsible for investment and post-investment management.

Mr. Lee also participated in several equity investment funds in Asia and helped investment portfolio companies grow and achieve company goals. Before his investment career, he held senior positions at several securities firms and banks.

Mr. Lee holds an MBA from Columbia University and a BBA from National Taiwan University. He is also CFA and FRM charter holder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIVIC CORP.

/s/ Shang-Chiai Kung

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By: Shang-Chiai Kung

Chief Executive Officer

February 14, 2023